Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated April 13, 2007, relating to the financial statements of Arcade Acquisition Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
April 27, 2007